Exhibit 10.65

KAR AUCTION SERVICES, INC.

FORM OF NONQUALIFIED STOCK OPTION AGREEMENT

NON-QUALIFIED STOCK OPTION AGREEMENT, dated as of                         ,                      between KAR Auction Services, Inc., a Delaware corporation (the “Company”), and                      (the “Employee”), pursuant to the KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan, as in effect and as amended from time to time (the “Plan”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.

WHEREAS, the Company desires to grant options to purchase shares of its common stock, par value $.01 per share (the “Common Stock”) to certain key employees of the Company;

WHEREAS, the Company has adopted the Plan in order to effect such grants; and

WHEREAS, the Employee is a key employee as contemplated by the Plan, and the Committee has determined that it is in the interest of the Company to grant these options to the Employee.

NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto agree as follows:

1.	Confirmation of Grant, Option Price.

(a) Confirmation of Grant. The Company hereby evidences and confirms the grant to the Employee, effective as of the date hereof (the “Grant Date”), of options to purchase from the Company              shares of Common Stock, which shall become exercisable, if at all, as provided in Section 2(a) (the “Options”).

(b) Option Price. The Options shall have an exercise price of $             per share (the “Option Price”), which is not less than the Fair Market Value per share of the Common Stock on the Grant Date.

(c) Options Subject to Plan. By signing this Agreement, the Employee acknowledges that he has been provided a copy of the Plan and has had the opportunity to review such Plan.

(d) Character of Options. The Options granted hereunder are not intended to be “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2.	Exercisability and Expiration.

(a) Exercisability. The Options shall become exercisable in              equal installments on each of the first              anniversaries of the Grant Date, subject to the Employee’s continuous employment with the Company or a Subsidiary from the Grant Date to such anniversary. Notwithstanding the foregoing, all or a portion of such Options shall also become exercisable at the time and under the circumstances described in Sections 4(a) and 5.

(b) Normal Expiration Date. Unless the Options earlier terminate in accordance with Sections 2 or 4, the Options shall terminate on the tenth anniversary of the Grant Date (the “Normal Expiration Date”). Once Options have become exercisable pursuant to this Section 2, such Options may be exercised, subject to the provisions hereof, at any time and from time to time until the Normal Expiration Date.

3.	Method of Exercise and Payment.

All or part of the exercisable Options may be exercised by the Employee upon (a) the Employee’s written notice to the Company of exercise and (b) the Employee’s payment of the Option Price in full at the time of exercise (i) in cash or cash equivalents, (ii) with the consent of the Committee, in shares of Common Stock, valued at the Fair Market Value on the date of exercise, or (if permitted by the Committee and subject to such terms and conditions as it may determine) by surrender of outstanding Awards under the Plan, or (iii) in accordance with such procedures or in such other form as the Committee shall from time to time determine (including by permitting broker’s cashless exercise procedure). As soon as practicable after receipt of a written exercise notice and payment in full of the exercise price of any exercisable Options in accordance with this Section 3, but subject to Section 6 below, the Company shall deliver to the Employee (or such other person or entity) a certificate or certificates representing the shares of Common Stock acquired upon the exercise thereof, registered in the name of the Employee (or such other person or entity), provided that, if the Company, in its sole discretion, shall determine that, under applicable securities laws, any certificates issued under this Section 3 must bear a legend restricting the transfer of such Common Stock, such certificates shall bear the appropriate legend.

4.	Termination of Employment.

(a) Special Termination. Subject to Section 4(d), in the event that the Employee’s employment with the Company or any Subsidiary terminates by reason of the Employee’s death, Disability or Retirement (each a “Special Termination”), then all Options held by the Employee that are exercisable as of the date of such Special Termination may be exercised by the Employee or the Employee’s beneficiary as designated in accordance with Section 9, or if no such beneficiary is named, by the

Employee’s estate, at any time prior to one (1) year following the Employee’s termination of employment or the Normal Expiration Date of the Options, whichever period is shorter and shall terminate immediately thereafter. Upon a Special Termination, any Options that are not then exercisable shall terminate and be canceled immediately upon such termination of employment.

(b) Termination for Cause. Subject to Section 4(d), in the event that the Employee’s employment with the Company or any Subsidiary is terminated for Cause, all Options held by the Employee, whether or not then exercisable, shall terminate and be canceled immediately upon such termination of employment.

(c) Other Termination of Employment. Subject to Section 4(d), in the event that the Employee’s employment with the Company or any Subsidiary terminates for any reason other than (i) a Special Termination or (ii) for Cause, then any Options held by the Employee which are exercisable at the date of the Employee’s termination of employment shall be exercisable at any time up until the 90th day following the Employee’s termination of employment (or, in the event that the Employee dies after terminating his employment, but within the period during which the Options would otherwise be exercisable hereunder, such ninety (90) day period shall be extended to the date that is one (1) year after such termination) or the Normal Expiration Date of the Options, whichever period is shorter and shall terminate immediately thereafter, but any Options held by the Employee that are not then exercisable shall terminate and be canceled immediately upon such termination of employment.

(d) Committee Discretion. The Committee may at any time extend the post-termination exercise period of all or any portion of the Options up to and including, but not beyond, the Normal Expiration Date of such Options.

5.	Tax Withholding.

Whenever Common Stock is to be issued pursuant to the exercise of an Option or any cash payment is to be made hereunder, the Company or any Subsidiary shall have the power to withhold, or require the Employee to remit to the Company or such Subsidiary, an amount sufficient to satisfy the statutory minimum federal, state, and local withholding tax requirements relating to such transaction, and the Company or such Subsidiary may defer payment of cash or issuance of Common Stock until such requirements are satisfied.

6.	Nontransferability of Awards.

No Options granted hereby may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or, on such terms and conditions as the Committee shall establish, to a Permitted Transferee. All rights with respect to Options granted to the Employee hereunder shall be exercisable during his lifetime only by such Employee or, if permitted by the Committee, a Permitted Transferee. Following the Employee’s death, all rights with respect to Options that were exercisable at the time of the Employee’s death and have not terminated shall be exercised by his designated beneficiary, his estate or, if permitted by the Committee, a Permitted Transferee.

7.	Buyout and Settlement for Shares.

Upon the purported exercise of any Option, in lieu of accepting payment of the exercise price therefor and delivering the number of shares of Common Stock for which the Option is being exercised, the Committee may cause the Company either (a) to pay the Employee an amount in cash equal to the amount, if any, by which the aggregate Fair Market Value of the shares of Common Stock as to which the Option is being exercised exceeds the aggregate Option Price, or (b) to deliver to the Employee a lesser number of shares of Common Stock, having a Fair Market Value on the date of exercise, equal to the amount, if any, by which the aggregate Fair Market Value of the shares of Common Stock as to which the Option is being exercised exceeds the aggregate Option Price for such shares. Upon payment of cash or distribution of shares of Common Stock pursuant to this Section 7, the Employee’s rights as to the portion of the Options which is the subject of such payment or distribution shall be deemed satisfied in full.

8.	Beneficiary Designation.

The Employee may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan and this Agreement is to be exercised in case of his death. Each designation will revoke all prior designations by the Employee, shall be in a form reasonably prescribed by the Committee, and will be effective only when filed by the Employee in writing with the Committee during his lifetime.

9.	Adjustment in Capitalization.

The aggregate number of shares of Common Stock subject to outstanding Option grants and the respective prices and/or vesting criteria applicable to outstanding Options, shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Stock, or any recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares affecting the Common Stock, or any issuance of any warrants or rights offering (other than any such offering under the Plan) to purchase Common Stock at a price materially below Fair Market Value, or any other similar event affecting the Common Stock. All determinations and calculations required under this Section 9 shall be made in the sole discretion of the Committee.

10.	Requirements of Law.

The issuance of shares of Common Stock pursuant to the Options shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No shares of Common Stock shall be issued upon exercise of any Options granted hereunder, if such exercise would result in a violation of applicable law, including the U.S. federal securities laws and any applicable state or foreign securities laws.

11.	No Guarantee of Employment.

Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the Employee’s employment at any time, or confer upon the Employee any right to continue in the employ of the Company or any Subsidiary.

12.	No Rights as Stockholder.

Except as otherwise required by law, the Employee shall not have any rights as a stockholder with respect to any shares of Common Stock covered by the Options granted hereby until such time as the shares of Common Stock issuable upon exercise of such Options have been so issued.

13.	Interpretation; Construction.

Any determination or interpretation by the Committee under or pursuant to this Agreement shall be final and conclusive on all persons affected hereby. Except as otherwise expressly provided in the Plan, in the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.

14.	Amendments.

The Committee may, at its sole discretion, at any time and from time to time alter or amend this Agreement and the terms and conditions of any unvested Options (but not any previously granted vested Options) in whole or in part, including without limitation, amending the criteria for vesting and exercisability set forth in Section 2 hereof, substituting alternative vesting and exercisability criteria and imposing certain blackout periods on Options; provided, that such alteration, amendment, suspension or termination shall preserve the economic value, as determined by the Committee in its sole good faith discretion, of any previously granted Option. The Company shall give written notice to the Employee of any such alteration or amendment of this Agreement as promptly as practicable after the adoption thereof. This Agreement may also be amended by a writing signed by both the Company and the Employee.

15.	Miscellaneous.

(a) Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed, certified or registered mail with postage prepaid, (iii) sent by next-day or overnight mail or delivery, or (iv) sent by fax, as follows:

(i)	If to the Company, to it at:

KAR Auction Services, Inc.

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

Attention: General Counsel

Fax: (317) 249-4518

(ii)	If to the Employee, to the Employee’s last known home address,

or to such other person or address as any party shall specify by notice in writing to the Company. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.

(b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c) Waiver. Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement and (iii) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(d) Code Section 409A Compliance. Notwithstanding any provision of this Agreement, to the extent that the Committee determines that any Option granted under this Agreement is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, notwithstanding anything to the contrary contained in the Plan or in this Agreement, the Committee reserves the right to amend, restructure, terminate or replace the Option in order to cause the Option to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

(e) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.

(f) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

— Signature page follows —

IN WITNESS WHEREOF, the Company and the Employee have duly executed this Agreement as of the date first above written.

KAR AUCTION SERVICES, INC.

By:
Name:
Title:

EMPLOYEE

Name